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                                December 5, 1996

Board of Directors
Superior Supplements, Inc.
270 Oser Avenue
Hauppauge, New York 11788

     Re: Superior Supplements, Inc.
         Registration Statement on Form SB-2

Gentlemen:

      We have acted as counsel for Superior Supplements, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement (the "Registration Statement") on Form SB-2, File No. 333-9761, under the Securities Act of 1933, relating to the public offering of 500,000 shares of the Company's Common Stock, par value $.0001 per share (the "Shares"). The offering also involves the grant to the Underwriters of an option to purchase an additional 75,000 of such Shares to cover over-allotments in connection with the offering, the sale to the Underwriter of an option the ("Purchase Option") to purchase up to 50,000 of such Shares and the registration of an additional 2,000,000 shares of Common Stock and 3,000,000 Class A Redeemable Common Stock Purchase Warrants (the "Class A Warrants") on behalf of selling stockholders (the "Selling Securityholder's Securities").

      We have examined the Certificate of Incorporation and the By-Laws of the Company, the minutes of the various meetings and consents of the Board of Directors of the Company, drafts of the Underwriting Agreement relating to the offering of the Shares, drafts of the Warrant Agreement and Purchase Option, draft forms of certificates representing the Common Stock and the Class A Warrants, originals or copies of such records of the Company, agreements, certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents, certificates, records, authorizations, proceedings, statutes and judicial decisions as we have deemed necessary to form the basis of the opinion expressed below. In such examination, we have assumed the genuiness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company and others.


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Board of Directors
December 5, 1996
Page 2
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      Based on the foregoing, we are of the opinion that:


      1. All shares of Common Stock have been duly authorized and, when issued and sold in accordance with the Prospectus, will be validly issued.

      2. The Class A Warrants and the Purchase Option have been duly authorized and, when issued and sold in accordance with the Prospectus, will be validly issued.

      3. The shares of Common Stock and Class A Warrants included in the Selling Securityholder's Securities have been duly authorized, validly issued, fully paid and nonassessable; and, when sold in accordance with the appropriate prospectus (the "Selling Securityholder Prospectus") forming a part of the Registration Statement, will continue to be duly authorized, validly issued, fully paid and nonassessable.

      4. The shares of Common Stock issuable upon exercise of the Purchase Option and the Class A Warrants included in the Selling Securityholders Securities have been duly authorized and reserved for issuance and, when issued in accordance with the terms of the Purchase Option or the Class A Warrants included in the Selling Securityholders Securities, as the case may be, will be duly authorized, validly issued, fully paid and nonassessable.

      We hereby consent to be named in the Registration Statement, the Prospectus and the Selling Securityholder Prospectus as attorneys who have passed upon legal matters in connection with the offering of the securities offered thereby under the caption "Legal Matters."

      We further consent to your filing a copy of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,


                                BERNSTEIN & WASSERMAN

B&W/jm